UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): July 30, 2025

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada
(State or Other Jurisdiction of Incorporation)

001-33245			04-3850065
(Commission File Number)			(I.R.S. Employer Identification No.)

5340 Kietzke Lane, Suite 202
	Reno,	Nevada
(Address of Principal Executive Offices)

89511
(Zip Code)
Registrant’s telephone number including area code: (888) 682-6671

No changes since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EIG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, the board of Employers Holdings, Inc. (the “Company”) appointed Matthew R. Pollak to the position of Vice President, Corporate Controller and Principal Accounting Officer (“PAO”), effective August 8, 2025. Mr. Pollak will receive no incremental compensation or benefits for his service as the Company’s PAO.
Mr. Pollak, age 59, is an experienced chief accounting officer who has served as Vice President, Corporate Controller of EIG Services, Inc., a subsidiary of the Company, since May 2025. Prior to joining the Company, he was Senior Vice President, Chief Accounting Officer of CRC Group, formerly TIH Insurance Holdings, LLC, from December 2023 to March 2025 and Vice President, Chief Accounting Officer and Treasurer of State Auto Insurance Companies from April 2013 to May 2023. He has also held other financial leadership roles at American Safety Insurance Services and Argo Group International Holdings, Inc. Mr. Pollak holds a B.S. degree in Accounting from Virginia Tech, a Master of Business Administration from Wake Forest University and is a Certified Public Accountant.
Mr. Pollak does not have a family relationship with any of the directors or executive officers of the Company.
Mr. Pollak is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	August 4, 2025	/s/ Lori A. Brown
Lori A. Brown
Executive Vice President,
Chief Legal Officer and General Counsel